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                                                                 EXHIBIT h(4)(c)

                                 AMENDMENT NO. 2
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         This Amendment, dated as of September 24, 1999, is made to the Master Administrative Services Agreement, (the "Agreement"), as amended, dated May 1, 1998, by and between A I M Advisors, Inc. (the "Administrator") and AIM Variable Insurance Funds, Inc. (the "Company") to add the following Fund to the provisions of the agreement:

                  AIM V. I. Blue Chip Fund

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below, as of the day and year first above written.



                                          A I M ADVISORS, INC.


Attest: /s/ NANCY L. MARTIN               By: /s/ ROBERT H. GRAHAM
        -------------------------             ------------------------------
        Assistant Secretary                   President


                                          AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN               By: /s/ ROBERT H. GRAHAM
        -------------------------             ------------------------------
        Assistant Secretary                   President